                                                                    Exhibit 99.1

                             COMPANY CONTACT:         Vion Pharmaceuticals, Inc.
                                                      Howard B. Johnson, CFO
                                                      (203) 498-4210 phone

        VION REPORTS 2002 THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS

NEW HAVEN, CT, November 6, 2002 - VION PHARMACEUTICALS, INC. (NASDAQ NM: VION) today announced results for the third quarter and the nine-month period ended September 30, 2002.

The Company reported a net loss of $2.5 million, or $0.09 per share, for the third quarter of 2002, compared with a net loss of $3.7 million, or $0.13 per share, for the same period in 2001. Weighted-average common shares outstanding during the periods were 28.9 million and 27.6 million, respectively. Total operating expenses were $2.6 million and $4.2 million for the quarters ended September 30, 2002 and 2001, respectively.

For the nine-month period ended September 30, 2002, the net loss was $9.8 million, or $0.34 per share, compared with $10.7 million, or $0.40 per share, for the same period in 2001. Weighted-average common shares outstanding during the periods were 28.9 million and 26.7 million, respectively. Total operating expenses were $10.6 million and $12.2 million for the nine-month periods ended September 30, 2002 and 2001, respectively.

The Company reported ending the quarter with $12.9 million in cash and cash equivalents. Based on current estimates, the Company has the funding necessary to execute its business plan to November 2003.

Howard B. Johnson, chief financial officer of the Company, said, "In the third quarter, we continued to execute on the business plan outlined in the Annual Meeting of Stockholders in June 2002. It remains our objective to advance Triapine'r' and VNP40101M into Phase 2 clinical trials designed to provide the data to proceed into registration studies in 2004. With respect to TAPET'r', we continue to fund a Phase 1 trial with immune modulation and second generation vector development."

He added, "These activities support our ongoing discussions with potential financial, strategic and business partners, the intent of which are to provide the additional resources necessary to continue our product development efforts and bring our products to market."

Vion Pharmaceuticals, Inc. is a biotechnology company developing novel agents for the treatment of cancer. Vion's portfolio of agents includes: Triapine'r', a potent inhibitor of a key step in DNA synthesis and repair; VNP40101M, a unique DNA alkylating agent; and TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the company's Internet web site at www.vionpharm.com.
-----------------

This news release contains forward-looking statements. Such statements are subject to certain factors which may cause Vion's plans to differ or results to vary from those expected, including the inability to access capital and funding on a timely basis and on favorable terms, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended December 31, 2001. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                         --Financial Statements Follow--

                           VION PHARMACEUTICALS, Inc.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                     Three Months Ended            Nine Months Ended
                                                                        September 30,                 September 30,
(In thousands, except per share data)                                 2002         2001            2002           2001
----------------------------------------------------------------------------------------------------------------------
Revenues:
     Contract research grants                                         $66           $153           $122          $426
     Technology license fees                                           --             69             28           121
     Laboratory support services                                        8             --              8            --
                                                                -----------------------------------------------------
         Total revenues                                                74            222            158           547

Operating expenses:
     Research and development                                       1,009          2,515          4,584         6,941
     Clinical trials                                                1,129            871          3,877         2,687
                                                                -----------------------------------------------------
         Total research and development                             2,138          3,386          8,461         9,628
     General and administrative                                       486            797          2,180         2,568
                                                                -----------------------------------------------------
        Total operating expenses                                    2,624          4,183         10,641        12,196
                                                                -----------------------------------------------------
Interest income                                                      (67)          (266)          (435)         (995)
                                                                -----------------------------------------------------
        Loss before income tax benefit                            (2,483)        (3,695)       (10,048)      (10,654)

Income tax benefit                                                     --             --          (227)            --
                                                                -----------------------------------------------------
        Net loss                                                 ($2,483)       ($3,695)       ($9,821)     ($10,654)
                                                                -----------------------------------------------------
Basic and diluted loss applicable
    to common shareholders per share                              ($0.09)        ($0.13)        ($0.34)       ($0.40)
                                                                -----------------------------------------------------
Weighted-average number of shares
    of common stock outstanding                                    28,892         27,593         28,886        26,658
                                                                -----------------------------------------------------


                          CONDENSED BALANCE SHEET DATA

                                                                                             Sept. 30,       Dec. 31,
(In thousands)                                                                                  2002           2001
----------------------------------------------------------------------------------------------------------------------
                                                                                            (Unaudited)
Cash, cash equivalents and short-term investments                                              $12,947        $22,644
Total assets                                                                                    13,647         23,601
Total liabilities                                                                                2,319          2,503
Shareholders' equity                                                                            11,328         21,098

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